EXHIBIT (i)(2)

 CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 200 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 002-90946) of my opinion dated December 19, 2012 which was filed as Exhibit (i) to Post-Effective Amendment No. 194.

/s/ Timothy P. Walsh
Timothy P. Walsh, Esq.

March 28, 2013

Boston, Massachusetts